SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2011

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive

Waco, Texas 76712

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

FirstCity Financial Corporation (“FirstCity”) held its annual meeting of stockholders on August 15, 2011. At the meeting, FirstCity’s stockholders elected all 8 of the directors nominated by the Board of Directors and ratified the appointment of KPMG LLP as FirstCity’s independent registered public accounting firm for 2011. The final voting results for each item presented at the meeting are set forth below.

Proposal 1 – Election of Directors

The director nominees listed below were elected to serve as directors until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. Each director received a majority number of the votes cast “for” his election. The results were as follows:

			Broker
Director Nominee	For	Withheld	Non-Votes
Richard E. Bean	6,618,596	147,290	2,783,050
Dane Fulmer	6,699,496	66,390	2,783,050
Robert E. Garrison, II	6,699,946	65,940	2,783,050
William P. Hendry, Jr.	6,699,946	65,940	2,783,050
D. Michael Hunter	6,605,881	160,005	2,783,050
F. Clayton Miller	6,699,946	65,940	2,783,050
James T. Sartain	6,699,946	65,940	2,783,050
C. Ivan Wilson	6,699,851	66,035	2,783,050

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of KPMG LLP as FirstCity’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved. The results were as follows:

			Broker
For	Against	Abstained	Non-Votes
9,449,125	97,990	1,821	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: August 19, 2011	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer